Exhibit 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated January 18, 2008, in the Registration Statement and related Prospectus (Form S-6 No. 333-148160) dated January 18, 2008 of Equity Opportunity Trust, Dividend Ruler Series 2008A.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York

January 18, 2008